UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2010
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          On October 4, 2010, a subsidiary of Natural Resource Partners L.P. (the “Partnership”) entered into Amendment No. 2 (the “Amendment”) to the Purchase and Sale Agreement by and among WPP LLC (“WPP”) and Colt, LLC (“Colt”).
          A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
          On October 4, 2010, the Partnership completed the third of seven acquisitions of coal reserves at the Deer Run mine in Illinois for $55 million from Colt, an affiliate of the Cline Group. The acquisition was funded through NRP’s credit facility. NRP has paid $105 million of the $255 million slated for the acquisition of approximately 200 million tons of reserves. Future closings will be associated with the completion of certain milestones relating to the new mine’s construction. The Deer Run mine is located near Hillsboro in Montgomery and Bond Counties, Illinois and the coal reserves are leased to the mining company Hillsboro Energy, an affiliate of the Cline Group.
          A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 2 to Purchase and Sale Agreement, dated as of October 4, 2010, by and between WPP LLC and Colt, LLC.
99.1	Press Release dated October 5, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:		/s/ Wyatt Hogan

	Name:	Wyatt Hogan
	Title:	Vice President and General Counsel
October 5, 2010